Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Grace A. Gorka
U.S. Bank National Association
190 South LaSalle Street
MK-IL-SLTR
Chicago, IL 60603
(312) 332-6772
(Name, address and telephone number of agent for service)

AAR CORP.

(Issuer with respect to the Securities)

Delaware	36-2334820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois	60191
(Address of Principal Executive Offices)	(Zip Code)

7¼% Senior Notes due 2022

(Title of the Indenture Securities)

And Guarantees

GUARANTORS

State or Other Jurisdiction of
Exact Name of Registrant as	Incorppration or	I.R.S. Employer
Specified in its Charter	Organization	Identification No.

AAR Aircraft & Engine Sales & Leasing, Inc.	Illinois	36-3180893
AAR International Financial Services, L.L.C.	Illinois	36-4281013
AAR/SSB II, LLC	Illinois	36-4438985
AARIFS (304) LLC	Delaware	Applied for
AARIFS (315) LLC	Delaware	Applied for
AARIFS (662) LLC	Delaware	20-8824094
AARIFS (23734) LLC	Delaware	Applied for
AARIFS (23779) LLC	Delaware	Applied for
AARIFS (23780) LLC	Delaware	Applied for
AARIFS (24750) LLC	Delaware	Applied for
AARIFS (25092) LLC	Delaware	20-5949561
AARIFS (25093) LLC	Delaware	20-5950051
AARIFS A320 LLC	Delaware	20-3697195
AARIFS (342) LLC	Delaware	26-0229969
AARIFS (290) LLC	Delaware	Applied for
AAR Aircraft Services, Inc.	Illinois	90-0168563
Aviation Maintenance Staffing, Inc.	Delaware	20-2466888
AAR Airlift Group, Inc.	Florida	59-3540727
AAR Landing Gear LLC	Florida	45-4127091
AAR International, Inc.	Illinois	36-2551481
AAR Australia, L.L.C.	Illinois	Applied for
AAR Japan, Inc.	Illinois	38-3655764
Airinmar Holdings Limited	England and Wales	00-0000000
Airinmar Group Limited	England and Wales	00-0000000
Airinmar Limited	England and Wales	00-0000000
Telair International GmbH	Germany	00-0000000
Telair International AB	Sweden	00-0000000
Nordisk Aviation Products AS	Norway	00-0000000
AAR Manufacturing, Inc.	Illinois	38-2413129
Brown International Corporation	Alabama	63-0938781
EP Aviation, LLC	Delaware	54-2059107
Summa Technology, Inc.	Alabama	63-0876624
AAR Parts Trading, Inc.	Illinois	36-3180895
AAR Power Services, Inc.	Illinois	36-4020610
AAR Allen Services, Inc.	Illinois	36-4020612

FORM T-1

Item 1.                                 GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)             Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15             Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4. Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of September 30, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 30th of November, 2012.

By:	/s/ Grace A. Gorka
Grace A. Gorka
Vice President

Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 9, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

/s/ Thomas J. Curry
Comptroller of the Currency

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2.   “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, September 14, 2011, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

/s/ John Walsh
Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 30, 2012

By:	/s/ Grace A. Gorka
Grace A. Gorka
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2012

($000’s)

9/30/2012
Assets
Cash and Balances Due From Depository Institutions	$9,381,745
Securities	73,560,962
Federal Funds	54,418
Loans & Lease Financing Receivables	216,024,463
Fixed Assets	5,197,616
Intangible Assets	12,193,832
Other Assets	26,214,236
Total Assets	$342,627,272

Liabilities
Deposits	$248,628,028
Fed Funds	4,356,963
Treasury Demand Notes	0
Trading Liabilities	389,944
Other Borrowed Money	31,814,742
Acceptances	0
Subordinated Notes and Debentures	5,846,882
Other Liabilities	12,415,745
Total Liabilities	$303,452,034

Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	22,926,251
Minority Interest in Subsidiaries	$2,097,497
Total Equity Capital	$39,175,238

Total Liabilities and Equity Capital	$342,627,272